Exhibit 1.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

RHINO RESOURCE PARTNERS LP,	)
RHINO GP LLC and ROYAL	)
ENERGY RESOURCES, INC.,	)
)
Plaintiffs,	)
)
v.	)
)
YORKTOWN PARTNERS LLC,	)
YORKTOWN ENERGY PARTNERS	)	C. A. No. 2019-0334-JRS
VI, L.P., YORKTOWN ENERGY	)
PARTNERS VII, L.P., YORKTOWN	)	PUBLIC VERSION
ENERGY PARTNERS VIII, L.P.,	)	Filed: May 31, 2019
YORKTOWN ENERGY PARTNERS	)
IX, L.P., YORKTOWN ENERGY	)
PARTNERS XI, L.P., RHINO	)
RESOURCE PARTNERS	)
HOLDINGS LLC, WESTON	)
ENERGY LLC, RONALD PHILLIPS,	)
BRYAN H. LAWRENCE, and	)
BRYAN R. LAWRENCE,	)
)
Defendants.	)

THE YORKTOWN DEFENDANTS’ ANSWER

TO THE VERIFIED COMPLAINT

Defendants Yorktown Partners LLC, Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., Yorktown Energy Partners IX, L.P., Yorktown Energy Partners XI, L.P., Rhino Resource Partners Holdings LLC, and Weston Energy LLC, (collectively, “the Yorktown Defendants”), by and thorough their undersigned counsel, answer and respond as follows in response to the Verified Complaint (“Complaint”) filed by plaintiffs Rhino Resource Partners LP, Rhino GP LLC, and Royal Energy Resources, Inc. (“Plaintiffs”). For the reasons stated below, the Plaintiffs’ Complaint is wholly without merit. The Complaint is factually inaccurate and fails to state a claim upon which relief can be granted. Accordingly, judgment should be entered in favor of the Yorktown Defendants on all claims.

NATURE OF THE ACTION

1.

In this action, Plaintiffs seek rescission of transactions Plaintiffs entered into with defendants Holdings and Weston in the fall and winter of 2016 based on Defendants’ breaches of fiduciary duty, aiding and abetting breaches of fiduciary duty, breaches of contract, breaches of the implied covenant of good faith and fair dealing, tortious interference with contract, commercial bribery, and commercial bribe receiving, as well as damages caused by Defendants’ misconduct.

ANSWER: The allegations in Paragraph 1 of the Complaint state Plaintiffs’ characterization of this action and legal conclusions to which no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 1 of the Complaint.

2.

Unbeknownst to Plaintiffs, defendant Ronald Phillips, who served as Plaintiffs’ lead negotiator in connection with the late 2016 transactions, betrayed Plaintiffs and breached his fiduciary and contractual duties to Plaintiffs. Rather than loyally advancing Plaintiffs’ interests, Phillips worked to advance his own self-interest and that of the other Defendants. The other Defendants were aware that Phillips was a director of Rhino GP and an officer of Royal and owed fiduciary duties to both and was required to act in good faith in its dealings with respect to Rhino LP. Nonetheless, rather than attempt to discourage Phillips’s self- interested, disloyal, and bad faith actions, Defendants actively encouraged Phillips’s misconduct by giving Phillips a personal loan, employment, and equity interests in the entities that would benefit from the too favorable deal Phillips negotiated at the expense of Plaintiffs. All of this was kept hidden from Plaintiffs.

ANSWER: Denied, except admitted that the Yorktown Defendants were aware that Phillips was a director of Rhino GP and an officer of Royal. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) the arrangements involving Phillips, on the one hand, and Yorktown and its affiliates (“Yorktown”), on the other hand, were disclosed and known to Rhino prior to the execution of the Option Agreement and the Purchase Agreement (the “Disclosed Arrangements”); (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the board of directors (the “Board”) of Rhino GP and the conflicts committee (the “Conflicts Committee”) of the Board were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel minutes of the Board meeting and Conflicts Committee meeting of Rhino GP held on December 20, 2016 (the “Rhino Minutes”), which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the

Board; (v) certified copies of the Rhino Minutes were attached as part of the certificate provided by Rhino (the “Rhino Certificate”) to Yorktown as a required closing deliverable in connection with the December 2016 Transactions (defined below in Paragraph 40); and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibit A (E-mail chain between Yorktown counsel and general counsel of Rhino with December Board Minutes attached) and Exhibit B (Secretary’s Certificate of Rhino GP LLC with Rhino Board Minutes attached as exhibit C thereto). As the Rhino Minutes provide in relevant part: “The Board discussed existing and potential conflicts regarding the Preferred Unit Purchase Agreement and Option Agreement and related transactions with respect to director Ron Phillips. These existing and potential conflicts relate to the economic interest and relationship of Mr. Phillips with Yorktown and/or its affiliated companies. Mike Thompson and David Hanig, as the sole members of the Conflicts Committee acknowledged the existing and potential conflicts involved, and voted to approve the Preferred Unit Purchase Agreement and Option Agreement, and the transactions contemplated thereby, including the related amendment to the Limited Partnership Agreement, and recommended such to the Board for full Board Approval.” See Exhibits A and B.

3.

In addition to the breaches of fiduciary and contractual duties, aiding and abetting of breaches of fiduciary duty, tortious interference, and commercial bribery, defendant Holdings breached an option agreement among Holdings and Plaintiffs. Under the option agreement, Plaintiffs received an option to purchase the stock of Armstrong Energy, Inc. The option agreement prohibited Holdings from entering into any agreement that would reduce Plaintiffs’ rights under the option agreement. In contravention of this express prohibition, Holdings entered into a restructuring support agreement for Armstrong that provided for the cancellation of all of Armstrong’s shares of common stock. In consideration for entering into the restricting support agreement, Holdings and its affiliates received (i) releases of liability in connection with their roles in Armstrong and (ii) a favorable restructuring of one of Holdings’ affiliate’s lease of mineral rights to Armstrong. Holdings not only failed to preserve the consideration that it had optioned to Plaintiffs; Holdings actively destroyed it for its own benefit.

ANSWER: Denied. By way of further answer, Paragraph 3 of the Complaint refers to and purports to describe the Option Agreement and the Restructuring Support Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 3 of the Complaint inconsistent with such documents.

4.

Defendants cannot be permitted to benefit from the fiduciary and contractual breaches they either committed or aided and abetted. Similarly, Holdings is not entitled to the benefit of an option agreement it breached by destroying the consideration it optioned. As a result of Defendants’ misconduct, the 2016 transactions must be rescinded.

ANSWER: The allegations in Paragraph 4 of the Complaint state Plaintiffs’ characterization of this action and legal conclusions to which no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 4 of the Complaint.

PARTIES

5.	Rhino LP is a master limited partnership organized under the laws of Delaware with its principal place of business in Lexington, Kentucky.

ANSWER: Admitted.

6.

Rhino GP is a limited liability company organized under the laws of Delaware with its principal place of business in Lexington, Kentucky. Rhino GP is the General Partner of Rhino LP. Under Article VII, Section 7.01(a) of the Fourth Amended and Restated Agreement of Limited Partnership of Rhino Resource Partners LP (the “Partnership Agreement”), Rhino GP is empowered to “conduct, direct and manage all activities of the Partnership.” The directors of Rhino GP serve as Rhino GP’s “managers,” as defined under Delaware’s Limited Liability Company Act, pursuant to Section 6.2(a) of the Second Amended and Restated Limited Liability Company Agreement of Rhino GP LLC (the “Rhino GP LLC Agreement”).

ANSWER: The Yorktown Defendants admit the allegations contained in the first two sentences of Paragraph 6 of the Complaint. The remaining allegations in Paragraph 6 of the Complaint refer to and purport to describe the Partnership Agreement and the Rhino GP LLC Agreement, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 6 of the Complaint inconsistent with such documents.

7.

Royal is a publicly held corporation organized under the laws of Delaware, with its principal place of business in Charleston, South Carolina. Royal owns 100 percent of the equity interest of Rhino GP and is the majority equity owner of Rhino LP.

ANSWER: Admitted.

8.

Yorktown Partners is an independently owned and operated asset management firm organized as a limited liability company under the laws of Delaware, with its principal place of business in New York, New York. Yorktown Partners is the investment manager of Yorktown Energy VI, Yorktown Energy VII, Yorktown Energy VIII, Yorktown Energy IX, and Yorktown Energy XI.

ANSWER: Admitted.

9.	Yorktown Energy VI is a limited partnership organized under the laws of Delaware with its principal place of business in New York, New York.

ANSWER: Admitted.

10.	Yorktown Energy VII is a limited partnership organized under the laws of Delaware with its principal place of business in New York, New York.

ANSWER: Admitted.

11.	Yorktown Energy VIII is a limited partnership organized under the laws of Delaware with its principal place of business in New York, New York.

ANSWER: Admitted.

12.	Yorktown Energy IX is a limited partnership organized under the laws of Delaware with its principal place of business in New York, New York.

ANSWER: Admitted.

13.	Yorktown Energy XI is a limited partnership organized under the laws of Delaware with its principal place of business in New York, New York.

ANSWER: Admitted.

14.

Holdings is a limited liability company organized under the laws of Delaware with its principal place of business in New York, New York. Holdings is wholly owned by investment partnerships managed by Yorktown, and the members of Holdings are Yorktown Energy VI, Yorktown Energy VII, Yorktown Energy VIII, Yorktown Energy IX, and Yorktown Energy XI.

ANSWER: Admitted.

15.	Weston is a limited liability company organized under the laws of Delaware that is affiliated with and controlled by Yorktown, and has a principal place of business in New York, New York.

ANSWER: Admitted.

16.

Phillips was a director of Rhino GP from March 17, 2016 until January 30, 2018, holding the same rights and responsibilities as a “manager” under Delaware’s Limited Liability Company Act pursuant to Section 6.2(a) of the Rhino GP LLC Agreement. Through his position as a director of Rhino GP, along with the other Rhino GP directors, Phillips was responsible for managing Rhino LP. Phillips also served as president and secretary of Royal from October 13, 2015 until January 30, 2018. As a director of Rhino GP, Phillips owed fiduciary duties to Rhino GP and Rhino LP. Section 6.2(a) of the Rhino GP LLC Agreement adopts the fiduciary duties owed to directors under the Delaware General Corporation Law: “To the fullest extent permitted by applicable law, each Director shall have such rights and duties as are applicable to directors of a corporation organized under the General Corporation Law of the State of Delaware.” Section 7.9(b) of the Partnership Agreement required that any action Phillips took on behalf of Rhino LP be taken in good faith. And as an officer of Royal, a Delaware corporation, Phillips owed Royal the fiduciary duties that officers owe to Delaware corporations.

ANSWER: The Yorktown Defendants admit, upon information and belief, that Phillips was a director of Rhino GP from March 17, 2016 until January 30, 2018 and that he served as president and secretary of Royal from October 13, 2015 until January 30, 2018. The remaining allegations contained in Paragraph 16 of the Complaint state legal conclusions to which no response is required. In addition, the allegations in Paragraph 16 of the Complaint refer to and purport to describe the Rhino GP LLC Agreement and the Partnership Agreement, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 16 of the Complaint inconsistent with such documents.

17.

Bryan H. Lawrence is the founder, Senior Manager, General Partner, and Chairman of Yorktown Partners. He served as a director of Rhino GP from January 2017 to November 4, 2018. He also served as a manager of Weston from September 26, 2016 to October 31, 2016.

ANSWER: Admitted.

18.

Bryan R. Lawrence is the founder of Oakcliff Capital Partners, LP, a partner and principle of Yorktown Partners, and a manager of Weston. He is the son of Bryan H. Lawrence and played an instrumental role in inducing Phillips to breach his fiduciary and contractual duties to Plaintiffs.

ANSWER: The Yorktown Defendants admit the allegations contained in the first sentence of Paragraph 18 of the Complaint and further admit that Bryan R. Lawrence is the son of Bryan H. Lawrence. The remaining allegations contained in Paragraph 18 of the Complaint are denied.

JURISDICTION

19.

This Court has subject matter jurisdiction pursuant to 10 Del. C. §§ 341 and 6501, and 6 Del. C. §§ 17-111 and 18-111. Section 9.11 of the Option Agreement (defined below) and Section 8.11 of the Purchase Agreement (defined below) provide that any actions arising out of or based upon the respective agreements or other transaction documents contemplated by the respective agreements may be brought in this Court.

ANSWER: The allegations contained in the first sentence in Paragraph 19 of the Complaint state legal conclusions to which no response is required. The remaining allegations in Paragraph 19 of the Complaint refer to and purport to describe the Option Agreement and the Purchase Agreement, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 19 of the Complaint inconsistent with such documents.

20.

This Court has personal jurisdiction over Yorktown, Holdings, and Weston pursuant to 6 Del. C. § 18-105, over Phillips pursuant to 10 Del. C. § 3114 and 6 Del. C. § 18-109, and over Bryan H. Lawrence and Bryan R. Lawrence pursuant to 6 Del. C. § 18-109 and 10 Del. C. § 3104. Section 9.11 of the Option Agreement (defined below) and Section 9.11 of the Purchase Agreement provide that the parties thereto submit to the exclusive jurisdiction of this Court in any action arising out of or based upon the respective agreements or other transaction documents contemplated by the respective agreements.

ANSWER: The allegations contained in the first sentence in Paragraph 20 of the Complaint state legal conclusions to which no response is required. To the extent a response is required, the Yorktown Defendants deny that there is personal jurisdiction over either Bryan H. Lawrence or Bryan R. Lawrence. The remaining allegations in Paragraph 20 of the Complaint refer to and purport to describe the Option Agreement and the Purchase Agreement, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 20 of the Complaint inconsistent with such documents.

FACTUAL BACKGROUND

I.	Plaintiffs Enter Into An Equity Exchange Agreement with Holdings.

21.

Plaintiffs’ business relationship with Yorktown began in the summer of 2016, with an opportunity to become involved in Armstrong Energy, Inc. (“Armstrong”), an entity that was engaged in coal mining in the Illinois basin in Western Kentucky and that was almost entirely owned by Yorktown.

ANSWER: Admitted.

22.

At that time, Armstrong was a struggling business. It was not producing operating income. It could not pay production royalties it owed to another entity, Thoroughbred Resources LP (“Thoroughbred”), an affiliate of Holdings and the lessor of a material part of the mineral rights mined by Armstrong in its operations. And because it could not pay its bondholders, it was nearing default.

ANSWER: The Yorktown Defendants deny the allegations contained in Paragraph 22 of the Complaint except admit that Armstrong, like other thermal coal producers, was having liquidity issues and there were concerns about Armstrong’s ability (i) to make an upcoming interest payment under its senior notes and (ii) to refinance or redeem its senior notes.

23.

Yorktown was already exploring restructuring options for Armstrong’s indebtedness, as well as Armstrong’s management. Yorktown was interested in having Plaintiffs take over the management of Armstrong’s operations, either by a separate management agreement or as part of an overall combination of Armstrong and Rhino LP due to dissatisfaction with actions taken by existing Armstrong management to react to industry-wide changes in the coal markets, among other reasons. And given Plaintiffs’ desire for expanded business opportunities and sources of financing, Plaintiffs were receptive to an opportunity involving Armstrong and Yorktown.

ANSWER: The Yorktown Defendants deny the allegations contained in first and second sentences of Paragraph 23 of the Complaint, except admit that Yorktown was considering various business and strategic options for Armstrong, which options included consideration of a potential transaction or arrangement between Armstrong and Rhino LP. The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in the third sentence of Paragraph 23 of the Complaint, and on that basis, deny them.

24.	Following negotiations, on September 30, 2016, Plaintiffs entered into an Equity Exchange Agreement with Holdings, an entity controlled by Yorktown.

ANSWER: Admitted.

25.

Under the Equity Exchange Agreement it was contemplated that Yorktown would contribute its shares of common stock of Armstrong to Holdings prior to closing, and that at closing Holdings would contribute those shares to Rhino LP in exchange for (i) Rhino LP issuing 10 million newly issued common units of Rhino LP to Holdings and (ii) Royal issuing a 50-percent ownership interest in Rhino GP to Holdings.

ANSWER: Paragraph 25 of the Complaint refers to and purports to describe the Equity Exchange Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 25 of the Complaint inconsistent with such document.

26.

Closing of the Equity Exchange Agreement was conditioned on (i) the current bondholders of Armstrong agreeing to restructure their bonds, (ii) Rhino LP refinancing a credit agreement with funds from an equity investment into Rhino LP, to be arranged by Holdings, and (iii) the approval of Rhino GP’s board.

ANSWER: Paragraph 26 of the Complaint refers to and purports to describe the Equity Exchange Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 26 of the Complaint inconsistent with such document.

27.

The transaction contemplated by the Equity Exchange Agreement did not close, but Yorktown remained interested in investing in Rhino. Indeed, over the course of the succeeding three months, the parties engaged in renewed negotiations that resulted in a series of superseding transactions in December 2016.

ANSWER: Admitted.

II.	Plaintiffs Enter Into An Option Agreement With Holdings and Rhino LP Enters a Series A Preferred Unit Agreement with Weston

28.

On December 30, 2016, Rhino LP entered into a Series A Preferred Unit Purchase Agreement (the “Purchase Agreement”), under which Weston, a company controlled by Yorktown, and Royal agreed to purchase 1,300,000 and 200,000, respectively, of Series A Preferred Units in Rhino LP (“Series A Preferred Units”) at a price of $10.00 per Series A Preferred Unit.

ANSWER: Paragraph 28 of the Complaint refers to and purports to describe the Purchase Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 28 of the Complaint inconsistent with such document. The Yorktown Defendants admit that the Purchase Agreement was entered into on or about December 30, 2016.

29.

In connection with the Purchase Agreement, Weston and Royal paid cash of $11.0 million and $2.0 million, respectively, to Rhino LP, and Weston assigned to Rhino LP a $2.0 million note receivable from Royal originally dated September 30, 2016.

ANSWER: Paragraph 29 of the Complaint refers to and purports to describe the Purchase Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 29 of the Complaint inconsistent with such document.

30.

On December 30, 2016, and concurrently with the Purchase Agreement, the Plaintiffs entered into an option agreement with Holdings (the “Option Agreement”). Under the Option Agreement, Rhino LP received an option (the “Call Option”) from Holdings to acquire all of the common stock of Armstrong that was owned by Yorktown Energy VI, Yorktown Energy VII, Yorktown Energy VIII, and Yorktown Energy IX, which amounted to substantially all of the outstanding common stock of Armstrong. The Option Agreement provided that Rhino LP could exercise the Call Option no earlier than January 1, 2018, and no later than December 31, 2019.

ANSWER: Paragraph 30 of the Complaint refers to and purports to describe the Option Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 30 of the Complaint inconsistent with such document. The Yorktown Defendants admit that the Option Agreement was entered into on or about December 30, 2016.

31.	In exchange for Holdings’ granting Rhino LP the Call Option, Rhino LP immediately issued to Holdings 5 million common units in Rhino LP (the “Call Option Premium Units”).

ANSWER: Admitted.

32.

The Option Agreement provided that Rhino LP could exercise the Call Option and purchase the common stock of Armstrong subject to the Call Option in exchange for a number of Rhino LP common units to be issued to Holdings, which when added with the Call Option Premium Units would result in Holdings owning 51% of the fully diluted common units of Rhino LP. The purchase of Armstrong through the exercise of the Call Option would also require Royal to transfer a 51% ownership interest in the General Partner to Holdings.

ANSWER: Paragraph 32 of the Complaint refers to and purports to describe the Option Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 32 of the Complaint inconsistent with such document.

33.

Pursuant to the Option Agreement, Rhino GP amended its Second Amended and Restated Limited Liability Company Agreement (“GP Amendment”) to provide certain rights and benefits to Yorktown through Holdings. Under the GP Amendment, Bryan H. Lawrence, the founder of Yorktown, was appointed to the board of directors of Rhino GP as the designee of Holdings. The GP Amendment also provided Holdings the right to appoint an additional director. Holdings also had the right to appoint two members to the Rhino GP board of directors for as long as Holdings continued to own 20 percent of Rhino LP’s common units on an undiluted basis. The GP Amendment further provided Holdings with authority to consent to any delegation of authority to any committee of Rhino GP’s board of directors.

ANSWER: Paragraph 33 of the Complaint refers to and purports to describe the Option Agreement and the GP Amendment, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 33 of the Complaint inconsistent with such documents.

34.

The Option Agreement further provided that, upon the exercise of the Call Option, the Second Amended and Restated Limited Liability Company Agreement of Rhino GP, as amended, would be further amended so that Royal and Holdings would each have the ability to appoint three directors, and that the remaining director would be chief executive officer of Rhino GP, unless agreed otherwise.

ANSWER: Paragraph 34 of the Complaint refers to and purports to describe the Option Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 34 of the Complaint inconsistent with such document.

35.

The Option Agreement contained covenants, representations, and warranties. The Option Agreement also contained indemnification obligations for losses arising from the inaccuracy of representations or warranties, or breaches of covenants, contained in the Option Agreement, the GP Amendment, and the Seventh Amendment (defined below).

ANSWER: Paragraph 35 of the Complaint refers to and purports to describe the Option Agreement, the GP Amendment, and the Seventh Amendment, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 35 of the Complaint inconsistent with such documents.

36.

Under Section 4.5 of the Option Agreement, Holdings represented and warranted, both as of the date of the Option Agreement and the date of the Armstrong Shares Transfer (the date of delivery of the Armstrong Shares upon exercise of the option):

Immediately prior to the Armstrong Shares Transfer, Holdings will own, of record and beneficially, and will have good and valid title to and the right to transfer to Rhino pursuant to this Agreement, the Armstrong Shares, free and clear of any and all Encumbrances, other than restrictions under the Organizational Documents of Armstrong or applicable securities Law. Except for the Stockholders’ Agreement, there will be no options, rights, voting trusts, stockholder agreements or any other Contracts or understandings to which Holdings will be a party or by which Holdings or the Armstrong Shares, will be bound with respect to the issuance, sale, transfer, voting or registration thereof. As a result of the Armstrong Shares Transfer, Rhino will acquire good, valid and marketable title to the Armstrong Shares, free and clear of any and all Encumbrances, other than restrictions under the Organizational Documents of Armstrong or applicable securities Law. Put simply, Holdings promised it would own the Armstrong Shares when the time came for Rhino LP to exercise its option.

ANSWER: Paragraph 36 of the Complaint refers to and purports to quote and describe the Option Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 36 of the Complaint inconsistent with such document.

37.	Holdings also agreed to negative covenants to ensure that it would own the Armstrong Shares it had agreed to convey. Section 8.2 of the Option Agreement provides:

From the date hereof until the earlier of (i) the Armstrong Shares Transfer or (ii) December 31, 2019, neither Holdings nor any of the Yorktown Funds, as applicable, shall:

(a)	sell, transfer, pledge, hypothecate or alienate (collectively, a “Transfer”) its interest in the Armstrong Shares in any manner, except as otherwise provided herein;

(b)	vote the Armstrong Shares to approve any merger, consolidation, share exchange involving Armstrong, or any sale of all or substantially all of Armstrong’s assets in one or a series of transactions;

. . .

(e)

vote the Armstrong Shares to approve any amendment to the Organizational Documents of Armstrong that would materially reduce the rights of Rhino hereunder without the prior written consent of Rhino; or

(f)

enter into any other agreement related to the Armstrong Shares, including any options, rights, voting trusts, stockholder agreements, or any other Contracts or understandings, that would materially reduce the rights of Rhino hereunder without the prior written consent of Rhino.

ANSWER: Paragraph 37 of the Complaint refers to and purports to describe the Option Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 37 of the Complaint inconsistent with such document.

38.

There is no provision in the Option Agreement that contained an exception to Sections 4.5 and 8.2 that would have permitted Holdings to support the cancelling of the Armstrong Shares in connection with a restructuring of Armstrong.

ANSWER: Paragraph 38 of the Complaint refers to and purports to describe the Option Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 38 of the Complaint inconsistent with such document.

39.	In Section 6.2 of the Option Agreement, Holdings agreed to indemnify Rhino LP and Rhino GP:

against, and hold each of them harmless from, any and all Losses that may be suffered, sustained or incurred by any Rhino Related Party . . . as a result of, arising out of, in connection with or in any way related to (i) the breach of inaccuracy of any of the representations or warranties of Holdings contained herein or in any of the Transaction Documents, or (ii) the breach of any covenant or agreement of Holdings contained herein or in any of the Transaction Documents.

ANSWER: Paragraph 39 of the Complaint refers to and purports to describe the Option Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 39 of the Complaint inconsistent with such document.

40.

In addition to the Purchase Agreement and the Option Agreement, Rhino LP entered into other concurrent transactions on December 30, 2016 (with the Purchase Agreement and the Option Agreement, the “December 2016 Transactions”).

ANSWER: Admitted that the other concurrent transactions entered into were the Seventh Amendment to the Credit Agreement, the Fourth Amended and Restated Limited Partnership Agreement of Rhino and related Secretary’s Certificate.

41.

The transactions also included an amendment and restatement of a credit agreement entered into by Rhino Energy LLC, a wholly owned subsidiary of Rhino LP, as borrower, and Rhino LP and certain of its subsidiaries, as guarantors, with certain lenders (the “Seventh Amendment”), which allowed for the issuance of the Series A Preferred Units as outlined in the Partnership Agreement.

ANSWER: Paragraph 41 of the Complaint refers to and purports to describe the Seventh Amendment and the Partnership Agreement, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 41 of the Complaint inconsistent with such documents. The Yorktown Defendants admit that the Seventh Amendment was part of the December 2016 Transactions.

42.

Plaintiffs entered into this comprehensive set of agreements to raise significant capital but have not received the benefit of their bargains. As detailed below, Holdings agreed to the cancellation of the Armstrong Shares and therefore Holdings no longer had record or beneficial ownership of the Armstrong Shares and no longer had good and valid title to and the right to transfer those shares as it had promised in the Option Agreement. That is, the Call Option is now worthless. Even worse, Rhino LP was being undermined all along in its negotiations by a self-dealing fiduciary, Phillips, aided and abetted by the other Defendants.

ANSWER: Denied, except the Yorktown Defendants admit that the Call Option no longer has any value. In addition, the Yorktown Defendants respectfully refer the Court to the Option Agreement for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 42 of the Complaint inconsistent with such documents.

III.	Unbeknownst to Plaintiffs, Phillips Was Working For Yorktown While He Was Supposed to Be Negotiating on Plaintiffs’ Behalf.

43.

Although Phillips was a fiduciary of, and owed fiduciary and contractual duties to, Rhino GP, Rhino LP, and Royal, unbeknownst to any of them, Phillips was also receiving benefits from and working directly with the counterparties to the transactions—Yorktown, Holdings, and Weston.

ANSWER: Denied. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

44.	As the primary negotiator for Plaintiffs, Phillips was communicating regularly with Bryan R. Lawrence and other individuals working for or affiliated with Yorktown, Holdings, and Weston.

ANSWER: Denied, except the Yorktown Defendants admit that there were communications among all the parties in connection with the negotiation of the December 2016 Transactions.

45.

However, unbeknownst to Plaintiffs, Phillips was not communicating with the counterparties for the purpose of fairly negotiating the transactions in the interest of Plaintiffs, but for his own self-interest and enrichment.

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in paragraph 45 of the Complaint, and on that basis, deny them. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

46.

The scope and duration of Phillips’s breaches of fiduciary and contractual duties to Plaintiffs were extensive and well known to the Defendants, as revealed by email correspondence that Phillips sent and received from his Royal email account.

ANSWER: Denied.

47.

Phillips had started to work for Yorktown, and was in the process of negotiating interests in Yorktown, Holdings, and Weston for himself, as early as September 2016, when he was supposed to be negotiating the Equity Exchange Agreement on behalf of Plaintiffs. Phillips’s emails show how Yorktown, with full knowledge of the fiduciary and contractual duties Phillips owed to Defendants, bought and paid for Phillips to breach his fiduciary and contractual duties to Defendants.

ANSWER: Denied. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed

Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

48.

On September 6, 2016, Bryan R. Lawrence emailed Bryan H. Lawrence and Phillips a term sheet, which prominently included the issuance of 10% of Weston LLC, a newly formed company, to Phillips and Ian Ganzer. Under the term sheet, the Yorktown Funds would convey their Armstrong shares to Weston LLC, which would then contribute those shares to Rhino for 10 million units of Rhino LP and 50.1% of Rhino GP. Phillips did not share the term sheet with Plaintiffs. Instead, on September 10, 2016, Phillips emailed William Tuorto, Royal’s chief executive officer and Chairman of Rhino GP’s board, a different summary of the terms he had discussed with the Lawrences, which omitted the part about his personal ownership in the acquisition vehicle.

ANSWER: The allegations contained in the first and second sentences of Paragraph 48 of the Complaint refer to and purport to describe a certain email and a term sheet, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations inconsistent with such documents. The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in third and fourth sentences of Paragraph 48 of the Complaint, and on that basis, deny them.

49.

On September 17, 2016, Phillips sent an email to Bryan R. Lawrence, copying Bryan H. Lawrence, containing proposed terms of a transaction between Rhino LP and Yorktown. In that same email, he stated that Yorktown’s attorney needed to begin drafting documents for entities that Phillips would receive equity interests in exchange for his work on behalf of Yorktown.

ANSWER: Paragraph 49 of the Complaint refers to and purports to describe a certain email, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations inconsistent with such document.

50.	Then, in an email dated September 21, 2016, Phillips described how he was working for “Yorktown all day every day now” and that he was in the “process of formalizing” his employment with Yorktown.

ANSWER: Paragraph 50 of the Complaint refers to and purports to describe a certain email, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 50 of the Complaint inconsistent with such document.

51.

Five days later, on September 26, 2016, Phillips sent an email to Trent Kososki, a partner of Energy Capital Partners, an investment manager who has invested alongside Yorktown in the past, attaching a draft capital call memorandum (the “September Memo”) that explained that “Ron Phillips and Yorktown XI have formed Weston Energy LLC to acquire Rhino Resource preferred units as part of a plan for Yorktown partnerships to exchange Armstrong equity for 53% of Rhino’s common units and 50% of Rhino’s general partnership.” The September Memo further explained that

“Ron and Yorktown are recruiting an Operating Partner for Weston” and that “Ron and the Operating Partner will devote their time and commitment to Weston Energy from October forward.” Additionally, as explained in the September Memo, the “capital of Weston Energy will include Ron and Partner acquiring 10% [of Weston] for 6% PIK notes” and “Ron and his Partner will also share a 10% interest in an LLC that will hold the Yorktown ownership of Armstrong.”

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to when Phillips sent an email and if that email was sent to Trent Kososki. The remaining allegations in Paragraph 51 refer to and purport to describe the September Memo, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 51 of the Complaint inconsistent with such document.

52.

Another draft capital call memorandum, dated October 3, 2016 (the “October Memo”), likewise stated that the memorandum was “prepared by Yorktown Partners LLC” and explained that “Ron Phillips and Yorktown XI have formed Weston Energy LLC to acquire Rhino Resource preferred units . . . .” The October Memo further explained that “Ron and Yorktown are recruiting an Operating Partner for Weston” and that “Ron and the Operating Partner will devote their time and commitment to Weston Energy from October forward.” Additionally, as explained in the October Memo, “the capital of Weston Energy will include Ron and Partner acquiring 10% [of Weston] for 6% PIK notes” and that “Ron and his Partner will also share a 10% interest in an LLC that will hold the Yorktown ownership of Armstrong.”

ANSWER: Paragraph 52 of the Complaint refers to and purports to describe the October Memo, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 52 of the Complaint inconsistent with such document.

53.

In October 2016, Phillips arranged to have Yorktown send monthly payments to him. In an email dated October 12, 2016, sent to Yorktown executive Anca Basturescu, Phillips explained: “I spoke to [accountant] Byron Ubernosky yesterday about the Weston Energy setup . . . . Near time, I need to set monthly payments for myself. Other items to follow. Please call me at your convenience.”

ANSWER: Paragraph 53 of the Complaint refers to and purports to describe a certain email, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 53 of the Complaint inconsistent with such document.

54.

In another email dated October 12, 2016, to Basturescu, copying Ubernosky, Phillips explained: “I wanted to send along my wire instructions for payment. I would like to receive salary payments monthly with the first payment in arrears for the past month. I will confirm dollar amount later today. I will deal with taxes myself.” Phillips then provided a Citibank account in the name of himself and his wife.

ANSWER: Paragraph 54 of the Complaint refers to and purports to describe a certain email, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 54 of the Complaint inconsistent with such document.

55.

In November 2016, Phillips received a loan from Yorktown in the amount of $40,000. In an email dated November 1, 2016, Bryan R. Lawrence sent an email to Yorktown’s attorney, copying Bryan H. Lawrence, stating that “[w]e need to have Yorktown . . . lend $40K to Ron Phillips in advance of funding of Weston.” Then, in an email dated November 3, 2016, Yorktown’s attorney sent an email to Bryan R. Lawrence and Phillips, stating “[p]lease find attached a draft promissory note evidencing a loan from Yorktown Partners LLC to Ron Phillips in the principal amount of $40,000.”

ANSWER: The Yorktown admit the allegations contained in the first sentence in Paragraph 55 of the Complaint. The remaining allegations in Paragraph 55 of the Complaint refer to and purport to describe certain emails, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 55 of the Complaint inconsistent with such documents.

56.

Upon information and belief, the promissory note provided that “[p]rincipal and accrued interest shall be due and payable . . . on the earlier to occur of (i) February 15, 2017, (ii) the first salary payment by Weston . . . to Phillips as an employee of Weston, or (iii) the termination of Phillips’ relationship with [Yorktown Partners] . . . .”

ANSWER: Paragraph 56 of the Complaint refers to and purports to describe a promissory note, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 56 of the Complaint inconsistent with such document.

57.

Pursuant to his earlier requests, Phillips was also receiving monthly payments from Yorktown. On November 4, 2016 and December 5, 2016, Phillips sought and received confirmation from Yorktown that wire payments had been sent to him, as previously arranged.

ANSWER: Denied, except admit that Yorktown made certain payments to Phillips in November 2016 and December 2016.

58.

On November 8, 2016, Phillips received an email from a Yorktown employee asking for help answering questions that Yorktown received from Duff & Phelps, LLC. One of the questions was whether the “Ron Phillips PIK note in Weston [was] convertible into common units?” Phillips responded: “NO – JUST REPAYABLE FROM THE PHILLIPS PORTION OF THE WESTON CASH FLOW.”

ANSWER: Paragraph 58 of the Complaint refers to and purports to describe a certain email, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 58 of the Complaint inconsistent with such document.

59.

On December 14, 2016, Bryan R. Lawrence sent an email to Phillips and Yorktown’s counsel, copying Bryan H. Lawrence, among others, with another draft capital call memorandum (the “December Memo”). Like the September Memo and October Memo, the December Memo stated that the memorandum was “prepared by Yorktown Partners LLC” and explained that “Ron Phillips and Yorktown XI have formed Weston Energy LLC to acquire Rhino Resource Partners LP {“Rhino”} preferred units . . . .” The December Memo further explained that “Ron and Yorktown are recruiting an Operating Partner for Weston” and that “Ron will devote most of his time to Weston Energy from December 2016 forward.” Additionally, as explained in the December Memo, “the capital of Weston Energy will include Ron acquiring 10% [of Weston] for 6% PIK notes” and that “Ron will also own 5% of an LLC formed to own Yorktown’s equity in Armstrong Energy.”

ANSWER: The allegations in Paragraph 59 of the Complaint refer to and purport to describe an e-mail and the December Memo, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 59 of the Complaint inconsistent with such documents.

60.

Immediately following consummation of the December 2016 Transactions, on January 3, 2017, Phillips wrote to counsel for Yorktown: “Thanks for your excellent work closing the Rhino related transactions last week . . . . I would now like some help formalizing my compensation arrangements with both companies. You have already done some of this work in terms of my Weston notes for both my investment in and advance from Weston. Final arrangements should be 10% of Weston profits to Ron Phillips and 5% of Holdings Rhino shares to Ron Phillips. Holdings shares will vest over years 3, 4, and 5 while there is not a vesting schedule for Weston. Please tell me whenever questions come up on other details and I can work with Bryan R [Lawrence] to clarify.”

ANSWER: Paragraph 60 of the Complaint refers to and purports to describe the January 3, 2017 email, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 60 of the Complaint inconsistent with such document.

61.

On January 3, 2017, Phillips received confirmation—in a letter addressed to “Mr. Ronald Phillips” of “Weston Energy LLC”—of “desk sharing” arrangements for his use of an office under G.L. Ohstrom & Co.’s lease of Suite 730 in 410 Park Avenue, New York, NY, to be paid by Weston at rent of approximately $5,000 per month.

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 61 of the Complaint, and on that basis, deny them.

62.

On February 16, 2017, Phillips wrote to Bryan R. Lawrence: “Are Weston Energy and Holdings compensation arrangements for Ronald Phillips ready for review?” Mr. Lawrence responded: “TK close to having documents.”

ANSWER: Paragraph 62 of the Complaint refers to and purports to describe a certain email, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 62 of the Complaint inconsistent with such document.

63.

In March 2017, Phillips sought authorization from Bryan R. Lawrence for an advance, writing: “Wanted to see if you are able to authorize the advance for me. Sooner is better if possible.” Phillips added: “When made the Canada bid, Xcoal agreed to pay for the engineering and we (Yorktown) agreed to pay the legal. The legal bill is big, but they did a ton of work. Anyway, seems like Weston has to bite the bullet and pay this one” (emphasis added). Bryan R. Lawrence immediately followed up: “Let’s pay the legal bill out of Weston. Would a $30K advance to you do it?”

ANSWER: Paragraph 63 of the Complaint refers to and purports to describe certain emails, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 63 of the Complaint inconsistent with such documents.

64.

Apparently, the advance for the Canadian legal bill was not forthcoming, as Phillips followed up with Anca Basturescu of Yorktown on April 11, 2017: “I really need this bill paid. I told them it would be paid and now they are very angry.” When Basturescu was not willing to act, Phillips wrote to Bryan R. Lawrence: “We have a serious Anca problem. I need to find some way to get this payment made as [] promised or after you approved.”

ANSWER: Paragraph 64 of the Complaint refers to and purports to describe a certain email, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 64 of the Complaint inconsistent with such documents.

65.

In an email on April 27, 2017, Bryan R. Lawrence sent an email to the Chief Executive Officer of Carbon Energy Corporation that makes clear that Phillips was working for Yorktown: “Pat – meet Ron Phillips, who is running Weston for Yorktown.”

ANSWER: Paragraph 65 of the Complaint refers to and purports to describe a certain email, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 65 of the Complaint inconsistent with such document.

66.

Later, in June 2017, in exchange for Phillips’s assistance to Yorktown in negotiating the December 2016 Transactions, Phillips received grants of management equity interests in Holdings and Weston, as follows: (1) a Holdings Restricted Interest Award Agreement, (2) a Weston Subscription Agreement, (3) a promissory note in the principal amount of $1.67 million by Phillips in favor of Weston, and (4) a membership interest pledge agreement between Phillips and his spouse, and Weston.

ANSWER: Denied, except the Yorktown Defendants admit that Phillips received certain interests in Holdings and Weston consistent with (i) the Disclosed Arrangements that were well known to Rhino, the Rhino Board and the Rhino Conflicts Committee and (ii) the customary arrangements that are provided to incentivize members of Yorktown’s management teams.

67.

In addition to the various emails that show that Phillips was working for and had equity interests in Yorktown and Weston, Phillips’s LinkedIn profile states that he is a principal of “Weston Energy, LLC” from “Sept 2016 – Present.”

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 67 of the Complaint, and on that basis, deny them.

68.

In sum, when Phillips was supposed to be negotiating the Equity Exchange Agreement and the December 2016 Transactions on Plaintiffs’ behalf, Phillips had been corrupted by the Yorktown Defendants and was instead actively working for and with the counterparties to the transactions for his own personal financial gain, in bad faith, and in breach of his fiduciary and contractual duties to Plaintiffs.

ANSWER: Denied.

69.

Rhino GP has instituted a Code of Financial and Business Ethics for Directors, Officers and Employees (the “Code of Ethics”), which was applicable to Phillips’s conduct while he was a director of Rhino GP from October 13, 2015 to January 30, 2018. Phillips was provided a copy of the Code of Ethics on his appointment as a director on October 13, 2015. On December 16, 2016, Phillips executed and returned a Certification to the Code of Ethics, in which he certified that he was aware of his obligation “to promptly submit a written report to the Chairman of the Audit Committee of the Board of Directors of the General Partner describing any circumstances in which . . . I have or may have engaged in any activity that violates the letter or spirit of the [Code of Ethics].” Phillips checked a box indicating that he was “unaware of any violations or suspected violations of the [Code of Ethics].”

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 69 of the Complaint, and on that basis, deny them.

70.

Section IV.6 of the Code of Ethics provides, in part, as follows: “No Team Member nor their respective immediate family members shall seek or accept gifts, payments, fees, services, or privileges directly or indirectly from any other person or business organization that does or seeks to do business with the Rhino Entities, or is a competitor of the Rhino Entities, valued at more than $100.00 in the aggregate for any year, without reporting it in writing to the General Counsel.” Despite Phillips’s certification on December 16, 2016, by such date he had been promised and received more than $100 of value from the Yorktown Defendants, nor did he alert the General Counsel of Rhino GP that he had received or been promised such benefits prior to closing of the December 2016 Transactions.

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 70 of the Complaint, and on that basis, deny them.

71.

Section IV.7 of the Code of Ethics provides as follows: “No Team Member or their respective immediate family members shall maintain or enter into any direct or indirect involvement, arrangement, understanding, or obligation which might result in a conflict between the personal interest of the Team Member and the best interests of the Rhino Entities, or might imply such a conflict. Any questions regarding a potential conflict of interest must be addressed to the General Counsel.” Phillips’s arrangement with the Yorktown Defendants to receive loans, compensation, and equity interests in Weston and Holdings was the type of arrangement that conflicted with the best interests of the Plaintiffs. Such arrangement existed at the time of his December 16, 2016 Certification, and he never alerted the General Counsel of Rhino GP of such arrangement prior to closing of the December 2016 Transactions.

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 71 of the Complaint, and on that basis, deny them.

72.

Section IV.9 of the Code of Ethics provides as follows: “No Team Member shall use, divulge, or disclose for personal benefit, or for the benefit of others, information pertaining to the Rhino Entities that could be considered confidential information, nor shall any Team Member use for personal benefit or for the benefit of others any information obtained through the course of employment with the Partnership in a manner that could be judged to conflict with the best interests of the Partnership.” On information and belief, Phillips shared confidential information of the Plaintiffs with the Yorktown Defendants.

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 72 of the Complaint, and on that basis, deny them.

73.

Section VI of the Code of Ethics provides as follows: “Only the Board may waive a provision of this Code. Waivers may be granted rarely, if at all, and in all events will not be issued if it conflicts with the General Partner’s or Partnership’s compliance with applicable law. All waivers must be in writing and, if approved, must be promptly disclosed in accordance with the rules and regulations of the SEC and the listing requirements of the NYSE.” The Board never granted Phillips a waiver, written or oral, for the benefits he received from the Yorktown Defendants.

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 73 of the Complaint, and on that basis, deny them.

74.

In his capacity as an officer of Royal and a director of Rhino GP, Phillips was privy to any and all corporate information of the Plaintiffs, including without limitation attorney-client communications involving the December 2016 Transactions, internal plans and projections, board deliberations, alternatives to the December 2016 Transactions, and the status of relations with Rhino LP’s bank lenders, among other things. Because the Plaintiffs were unaware that the Yorktown Defendants had corrupted Phillips, they were unable to any normal steps to protect their confidential information and attorney-client privilege in their negotiations with the Yorktown Defendants, and were deprived of the opportunity to negotiate with the Yorktown Defendants on an arms-length basis in relation to the December 2016 Transactions.

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in the first sentence of Paragraph 74 of the Complaint, and on that basis, deny them. The Yorktown Defendants deny the remaining allegations in Paragraph 74 of the Complaint. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

75.

The Yorktown Defendants knew that Phillips was a conflicted fiduciary undermining Plaintiffs during their negotiations of the Equity Exchange Agreement and December 2016 Transactions, and that Phillips was receiving personal financial benefits from them while purporting to serve on behalf of Plaintiffs.

ANSWER: Denied. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

76.

Nonetheless, the Yorktown Defendants did nothing to halt Phillips’s self-serving and conflicted actions. Far from it, they each collectively and individually supported, encouraged, and collaborated with Phillips in the aforementioned self-dealing, all with the knowledge that Phillips owed fiduciary and contractual duties to Rhino LP, Rhino GP, and Royal.

ANSWER: Denied.

77.

The Defendants aided and abetted Phillips in breach of fiduciary duties to Plaintiffs, tortiously interfered with the contractual duties Phillips’s owed to Rhino GP and Rhino LP, and engaged in commercial bribery of Phillips, causing harm to Plaintiffs in knowingly implementing a secretly conflicted series of substantial transaction.

ANSWER: Denied.

IV.	Holdings Breaches the Option Agreement.

78.

Not only did Holdings, along with the others, aid and abet Phillips’s breaches of fiduciary duty, tortiously interfered with the contractual duties Philips owned to Rhino GP and Rhino LP, and engage in commercial bribery of Phillips, but also Holdings blatantly breached the Option Agreement.

ANSWER: Denied.

79.

On or about October 5, 2017, Holdings entered into a Restructuring Support Agreement (the “RSA”) with Armstrong, certain creditors of Armstrong, Thoroughbred, and Knight Hawk Holdings LLC (“Knight Hawk”).

ANSWER: Admitted.

80.

The RSA was amended on November 1, 2017. As amended, the RSA provided that Holdings would support and vote for a plan of reorganization of Armstrong (the “Initial Plan”) that provided for the sale of Armstrong’s major assets to Knight Hawk and for the cancellation of all shares of common stock of Armstrong (the “Armstrong Shares”). In consideration of Holdings’ agreement to cancel the Armstrong Shares, Holdings and its affiliates received releases of liability under the plan of reorganization, and benefitted from a favorable restructuring of Thoroughbred’s lease of mineral rights to Armstrong.

ANSWER: Admitted that the RSA was amended on November 1, 2017. The remaining allegations in Paragraph 80 of the Complaint refer to and purport to describe the RSA, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 80 of the Complaint inconsistent with such document.

81.

On November 1, 2017, Armstrong, among other debtors, filed a petition in the United States Bankruptcy Court for the Eastern District of Missouri, seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Action”).

ANSWER: Admitted.

82.

In the Bankruptcy Action, the Bankruptcy Court ultimately confirmed the Debtors’ Third Amended Joint Chapter 11 Plan (the “Plan”). The Plan contemplated a sale of certain of the debtor’s assets to Murray Kentucky Energy, Inc. and, like previous plans, contemplated the cancellation of all Armstrong Shares. On information and belief, on or about January 24, 2018, Holdings entered into a plan support agreement in relation to the Plan, which also provided for Holdings’ support for confirmation of a Plan providing for cancellation of the Armstrong Shares, releases of liability to Holdings and its affiliates, and a favorable restructuring of Thoroughbred’s lease of mineral rights to Armstrong.

ANSWER: The Yorktown Defendants admit the allegations contained in the first and second sentences of Paragraph 82 of the Complaint. The Yorktown Defendants deny the allegations contained in the third sentence of Paragraph 82 of the Complaint except admit that Holdings entered into a plan support agreement in relation to the Plan on or about January 24, 2018 and the Yorktown Defendants respectfully refer the Court to such plan support agreement for its complete and accurate contents.

83.

Specifically, Article III.B.6(b) of the Plan provided the following treatment for the Armstrong Shares: “Treatment: Interests in Armstrong will be canceled, released, and extinguished, and will be of no further force or effect, and each Holder of an Interest in Armstrong will not receive any distribution on account of such Interest.”

ANSWER: Paragraph 83 of the Complaint refers to and purports to describe the Plan, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 83 of the Complaint inconsistent with such document.

84.

Further, the Plan provided that on the Plan’s effective date, “any certificate, share, note, bond, indenture, purchase right, or other instrument or document, directly or indirectly evidencing or creating any . . . options, or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Debtors giving rise to any Claim or Interest shall be cancelled and deemed surrendered as to the Debtors and shall not have any continuing obligations thereunder,” and “the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificates or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indenture, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be fully released, settled, and compromised.”

ANSWER: Paragraph 84 of the Complaint refers to and purports to describe the Plan, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 84 of the Complaint inconsistent with such document.

85.

On February 20, 2018, Armstrong filed a notice in the Bankruptcy Action that the Effective Date under the Armstrong Plan had occurred. On the Effective Date, the Armstrong Shares were cancelled, and the releases granted to Holdings and its affiliates became effective.

ANSWER: The Yorktown Defendants admit the allegations contained in the first sentence of Paragraph 85 of the Complaint. The remaining allegations in Paragraph 85 refer to and purport to describe the Armstrong Plan, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 85 of the Complaint inconsistent with such document.

86.

Accordingly, the Call Option was rendered worthless through the filing of the Chapter 11 petition before Rhino LP could exercise it, and through the order entered in the Bankruptcy Action extinguishing the Call Option itself.

ANSWER: The allegations in Paragraph 86 of the Complaint refer to and purport to describe the Chapter 11 petition and order entered in the Bankruptcy Action, to which the Yorktown Defendants respectfully refer the Court for their complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 86 of the Complaint inconsistent with such documents.

87.

In entering into the RSA and the amendments thereto, which allowed for the cancellation of the Armstrong Shares and ensured that Rhino LP could never acquire good, valid, and marketable title to the Armstrong Shares, Holdings breached Section 4.5 of the Option Agreement, pursuant to which Holdings represented and warranted, both as of the date of the Option and the date of the “Armstrong Shares Transfer” (the date of delivery of the Armstrong Shares upon exercise of the option), that Holdings would own and have good and valid title, and the right to transfer pursuant to the Option Agreement, the Armstrong Shares “free and clear of any and all Encumbrances, other than restrictions under the Organizational Documents of Armstrong or applicable securities Law.”

ANSWER: Denied, and the Yorktown Defendants respectfully refer the Court to the Option Agreement for its complete and accurate contents.

88.

Holdings also violated the covenants under Section 8.2 of the Option Agreement, pursuant to which Holdings agreed that Holdings, Yorktown Energy VI, Yorktown Energy VII, Yorktown Energy VIII, and Yorktown Energy IX would not do any of the following: “(a) sell, transfer, pledge, hypothecate or alienate (collectively, a “Transfer”) its interest in the Armstrong Shares in any manner, except as otherwise provided herein; (b) vote the Armstrong Shares to approve any merger, consolidation, share exchange involving Armstrong, or any sale of all or substantially all of Armstrong’s assets in one or a series of transactions; . . . (e) vote the Armstrong Shares to approve any amendment to the Organizational Documents of Armstrong that would materially reduce the rights of Rhino hereunder without the prior written consent of Rhino; or (f) enter into any other agreement related to the Armstrong Shares, including any options, rights, voting trusts, stockholder agreements, or any other Contracts or understandings, that would materially reduce the rights of Rhino hereunder without the prior written consent of Rhino.”

ANSWER: Denied, and the Yorktown Defendants respectfully refer the Court to the Option Agreement for its complete and accurate contents.

89.	Additionally, under Delaware law, the implied covenant of good faith and fair dealing attaches to every contract, including the Option Agreement.

ANSWER: The allegations in Paragraph 89 of the Complaint state legal conclusions to which no response is required.

90.

The implied covenant requires the contracting party to refrain from arbitrary or unreasonable conduct that has the effect of preventing the other party to the contract from receiving the fruits of the bargain.

ANSWER: The allegations in Paragraph 90 of the Complaint state legal conclusions to which no response is required.

91.	Holdings had an implied duty not to take any action that would render its ability to perform on the Option Agreement impossible.

ANSWER: The allegations in Paragraph 91 of the Complaint state legal conclusions to which no response is required. To the extent a response is required, denied.

92.

By entering into the RSA and amendments thereto, which allowed for the cancellation of the Armstrong Shares and ensured that Rhino LP could never acquire good, valid, and marketable title to the Armstrong Shares, Holdings violated the implied covenant.

ANSWER: Denied.

CAUSES OF ACTION

COUNT I

BREACH OF CONTRACT

(Against Holdings)

93.	Plaintiffs repeat and re-allege the allegations in the preceding paragraphs as if fully set forth herein.

ANSWER: The Yorktown Defendants incorporate by reference their answers to the preceding paragraphs as if set forth fully herein.

94.	Plaintiffs have complied with their obligations under the Option Agreement.

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 94 of the Complaint, and on that basis, deny them.

95.

As set forth herein, Holdings breached Sections 4.5 and 8.2 of the Option Agreement by entering into agreements to cancel the Armstrong Shares for valuable consideration flowing to Holdings and its affiliates.

ANSWER: Denied.

96.

Under Section 4.5, Holdings represented and warranted, both as of the date of the Option Agreement and the date of the “Armstrong Shares Transfer” (the date of delivery of the Armstrong Shares upon exercise of the option), that Holdings would own and have good and valid title, and the right to transfer pursuant to the Option Agreement, the Armstrong Shares “free and clear of any and all Encumbrances, other than restrictions under the Organizational Documents of Armstrong or applicable securities Law.”

ANSWER: Paragraph 96 of the Complaint refers to and purports to describe the Option Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 96 of the Complaint inconsistent with the Option Agreement.

97.

By entering into the RSA and amendments thereto, which allowed for the cancellation of the Armstrong Shares and ensured that Rhino LP could never acquire good, valid, and marketable title to the Armstrong Shares, Holdings violated Section 4.5 of the Option Agreement.

ANSWER: Denied.

98.

Under Section 8.2 of the Option Agreement, Holdings agreed that Holdings, Yorktown Energy VI, Yorktown Energy VII, Yorktown Energy VIII, and Yorktown Energy IX would not do any of the following: “(a) sell, transfer, pledge, hypothecate or alienate (collectively, a “Transfer”) its interest in the Armstrong Shares in any manner, except as otherwise provided herein; (b) vote the Armstrong Shares to approve any merger, consolidation, share exchange involving Armstrong, or any sale of all or substantially all of Armstrong’s assets in one or a series of transactions; . . . (e) vote the Armstrong Shares to approve any amendment to the Organizational Documents of Armstrong that would materially reduce the rights of Rhino hereunder without the prior written consent of Rhino; or (f) enter into any other agreement related to the Armstrong Shares, including any options, rights, voting trusts, stockholder agreements, or any other Contracts or understandings, that would materially reduce the rights of Rhino hereunder without the prior written consent of Rhino.”

ANSWER: Paragraph 98 of the Complaint refers to and purports to describe the Option Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 98 of the Complaint inconsistent with such document.

99.	By entering into the RSA and amendments thereto, Holdings violated the covenants under Section 8.2 of the Option Agreement.

ANSWER: Denied.

100.	Plaintiffs are excused from showing that they have exercised the Option Agreement when doing so is an impossibility as a result of the actions of the Yorktown Defendants.

ANSWER: Denied.

101.

Holdings’ actions were a direct and proximate cause of the harm Rhino LP suffered under the Option Agreement, and the Plaintiffs have been damaged as a result of Holdings’ actions in the full amount of the consideration it provided under the Option Agreement.

ANSWER: Denied.

102.

Accordingly, Plaintiffs are entitled to the return of the Option Agreement consideration, which is 5 million Rhino LP common units issued to Holdings, as well as the value of the option and damages from the breach, plus pre- judgment interest.

ANSWER: Denied.

COUNT II

BREACH OF IMPLIED COVENANT OF

GOOD FAITH AND FAIR DEALING

(Against Holdings)

103.	Plaintiffs repeat and re-allege the allegations in the preceding paragraphs as if set forth fully herein.

ANSWER: The Yorktown Defendants incorporate by reference their answers to the preceding paragraphs as if set forth fully herein.

104.	Under Delaware law, the implied covenant of good faith and fair dealing attaches to every contract, including the Option Agreement.

ANSWER: Paragraph 104 of the Complaint asserts a legal conclusion to which no response is required.

105.

The implied covenant requires the contracting party to refrain from arbitrary or unreasonable conduct that has the effect of preventing the other party to the contract from receiving the fruits of the bargain.

ANSWER: Paragraph 105 of the Complaint asserts a legal conclusion to which no response is required.

106.	Holdings had an implied duty not to take any action that would render its ability to perform on the Option Agreement impossible.

ANSWER: Paragraph 106 of the Complaint asserts a legal conclusion to which no response is required. To the extent a response is required, denied.

107.	Plaintiffs have complied with their obligations under the Option Agreement.

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 107 of the Complaint, and on that basis, deny them.

108.	Holdings breached the implied covenant by entering into agreements to cancel the Armstrong Shares for valuable consideration flowing to Holdings and its affiliates.

ANSWER: Denied.

109.

By entering into the RSA and amendments thereto, which allowed for the cancellation of the Armstrong Shares and ensured that Rhino LP could never acquire good, valid, and marketable title to the Armstrong Shares, Holdings violated the implied covenant.

ANSWER: Denied.

110.

Holdings’ actions were a direct and proximate cause of the harm Rhino LP suffered under the Option Agreement, and the Plaintiffs have been damaged as a result of Holdings’ actions in the full amount of the consideration it provided under the Option Agreement.

ANSWER: Denied.

111.

Accordingly, Plaintiffs are entitled to the return of the Option Agreement consideration, which is 5 million Rhino LP common units issued to Holdings, as well as the value of the option and damages from the breach, plus pre- judgment interest.

ANSWER: Denied.

COUNT III

INDEMNIFICATION

(Against Holdings)

112.	Plaintiffs repeat and re-allege the allegations in the preceding paragraphs as if set forth fully herein.

ANSWER: The Yorktown Defendants incorporate by reference their answers to the preceding paragraphs as if set forth fully herein.

113.	Plaintiffs have complied with their obligations under the Option Agreement.

ANSWER: The Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 113 of the Complaint, and on that basis, deny them.

114.

As set forth herein, Holdings breached Sections 4.5 and 8.2 of the Option Agreement by entering into agreements to cancel the Armstrong Shares for valuable consideration flowing to Holdings and its affiliates.

ANSWER: Denied.

115.	In Section 6.2 of the Option Agreement, Holdings agreed to indemnify Rhino LP and Rhino GP:

against, and hold each of them harmless from, any and all Losses that may be suffered, sustained or incurred by any Rhino Related Party . . . as a result of, arising out of, in connection with or in any way related to (i) the breach of inaccuracy of any of the representations or warranties of Holdings contained herein or in any of the Transaction Documents, or (ii) the breach of any covenant or agreement of Holdings contained herein or in any of the Transaction Documents.

ANSWER: Paragraph 115 of the Complaint refers to and purports to describe the Option Agreement, to which the Yorktown Defendants respectfully refer the Court for its complete and accurate contents, and the Yorktown Defendants deny all allegations in Paragraph 115 of the Complaint inconsistent with such document.

116.

Rhino LP and Rhino GP has suffered, sustained, and incurred, and continue to suffer, sustain, and incur, losses, including, but not limited to, attorney’s fees and expenses, as a result of Holdings’ breaches of its representations, warranties, and covenants.

ANSWER: Denied.

117.	Accordingly, Rhino LP and Rhino GP are entitled to indemnification for the losses they have incurred as a result of Holdings’ breaches, plus pre-judgment interest.

ANSWER: Denied.

COUNT IV

BREACH OF FIDUCIARY DUTY

(Against Phillips)

118.	Plaintiffs repeat and re-allege the allegations in the preceding paragraphs as if fully set forth herein.

ANSWER: Defendants incorporate by reference its answers to the preceding paragraphs as if set forth fully herein.

119.

Phillips was at all relevant times a director of Rhino GP and an officer of Royal, and owed fiduciary duties to both Rhino GP and Royal. Additionally, as a director of Rhino GP, Phillips owed fiduciary duties to Rhino LP.

ANSWER: Paragraph 119 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 119 of the Complaint, and on that basis, denies them.

120.

Phillips breached his fiduciary duties to Plaintiffs through his self-dealing with the counterparties to the Equity Exchange Agreement and the December 2016 Transactions—namely, Yorktown, Holdings, and Weston.

ANSWER: Paragraph 120 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 120.

121.	Phillips’s self-dealing with these other parties included the retention of a $40,000 loan, employment payments, and equity grants in Weston and Holdings.

ANSWER: Paragraph 121 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 121.

122.	Phillips engaged in this conduct in bad faith, deceitfully, and for his own personal benefit.

ANSWER: Paragraph 122 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 122.

123.

As a result of Phillips’s breaches of fiduciary duty, Phillips caused Plaintiffs significant monetary harm through Plaintiffs’ entry into conflicted transactions, without knowledge of Phillips’s conflicts.

ANSWER: Paragraph 123 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 123.

124.

Based on Phillips’s breaches of fiduciary duty, Plaintiffs are entitled to rescission of the Option Agreement, cancellation of the Purchase Agreement, an order invalidating the units issued to Weston in connection with the Purchase Agreement, and monetary damages in an amount to be determined at trial.

ANSWER: Paragraph 124 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 124.

COUNT V

BREACH OF CONTRACT

(Against Phillips)

125.	Plaintiffs repeat and re-allege the allegations in the preceding paragraphs as if fully set forth herein.

ANSWER: The Yorktown Defendants incorporate by reference their answers to the preceding paragraphs as if set forth fully herein.

126.	Phillips was at all relevant times a director of Rhino GP and owed contractual duties to Rhino GP. Additionally, as a director of Rhino GP, Phillips owed contractual duties to Rhino LP.

ANSWER: Paragraph 126 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 126 of the Complaint, and on that basis, deny them.

127.

Phillips breached his contractual duties to Rhino GP and Rhino LP through his bad faith self-dealing with the counterparties to the Equity Exchange Agreement and the December 2016 Transactions—namely, Yorktown, Holdings, and Weston.

ANSWER: Paragraph 127 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 127.

128.	Phillips’s self-dealing with these other parties included the retention of a $40,000 loan, employment payments, and equity grants in Weston and Holdings.

ANSWER: Paragraph 128 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 128.

129.	Phillips engaged in this conduct in bad faith, deceitfully, and for his own personal benefit.

ANSWER: Paragraph 129 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 129.

130.

As a result of Phillips’s breaches of his contractual duties, Phillips caused Plaintiffs significant monetary harm through Plaintiffs’ entry into conflicted transactions, without knowledge of Phillips’s conflicts.

ANSWER: Paragraph 130 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 130.

131.

Based on Phillips’s breaches of his contractual duties, Plaintiffs are entitled to rescission of the Option Agreement, cancellation of the Purchase Agreement, an order invalidating the units issued to Weston in connection with the Purchase Agreement, and monetary damages in an amount to be determined at trial.

ANSWER: Paragraph 131 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 131.

COUNT VI

BREACH OF THE IMPLIED COVENANT OF

GOOD FAITH AND FAIR DEALING

(Against Phillips)

132.	Plaintiffs repeat and re-allege the allegations in the preceding paragraphs as if fully set forth herein.

ANSWER: The Yorktown Defendants incorporate by reference their answers to the preceding paragraphs as if set forth fully herein.

133.	Under Delaware law, the implied covenant of good faith and fair dealing attaches to every contract, including the Rhino GP LLC Agreement and the Partnership Agreement.

ANSWER: Paragraph 133 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. In addition, Paragraph 133 of the Complaint asserts a legal conclusion to which no response is required.

134.

The implied covenant requires the contracting party to refrain from arbitrary or unreasonable conduct that has the effect of preventing the other party to the contract from receiving the fruits of the bargain.

ANSWER: Paragraph 134 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. In addition, Paragraph 134 of the Complaint asserts a legal conclusion to which no response is required.

135.	Phillips was at all relevant times a director of Rhino GP and owed contractual duties to Rhino GP. Additionally, as a director of Rhino GP, Phillips owed duties to Rhino LP.

ANSWER: Paragraph 135 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 135 of the Complaint, and on that basis, deny them.

136.

To the extent that Phillips’s conduct does not expressly breach the Rhino GP LLC Agreement or the Partnership Agreement, Phillips breached the implied covenant of good faith and fair dealing in the Rhino GP LLC Agreement and the Partnership Agreement through his bad faith self-dealing with the counterparties to the Equity Exchange Agreement and the December 2016 Transactions—namely, Yorktown, Holdings, and Weston.

ANSWER: Paragraph 136 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 136.

137.	Phillips’s self-dealing with these other parties included the retention of a $40,000 loan, employment payments, and equity grants in Weston and Holdings.

ANSWER: Paragraph 137 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 137.

138.	Phillips engaged in this conduct in bad faith, deceitfully, and for his own personal benefit.

ANSWER: Paragraph 138 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 138.

139.

At the time the Rhino GP LLC Agreement and the Partnership Agreement were entered into, the parties to the agreements did not contemplate that a director who was the lead negotiator for Rhino GP and Rhino LP would be corrupted by entering into employment relationships with the counterparties to the transactions that the director was supposed to be negotiating with and receive equity interests from those counterparties.

ANSWER: Paragraph 139 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of

Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

140.	Phillips has not performed under the Rhino GP LLC Agreement and the Partnership Agreement in good faith and in accordance with the reasonable expectations of the parties.

ANSWER: Paragraph 140 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 140.

141.

As a result of Phillips’s breaches of the implied covenant of good faith and fair dealing, Phillips caused Plaintiffs significant monetary harm through Plaintiffs’ entry into conflicted transactions, without knowledge of Phillips’s conflicts.

ANSWER: Paragraph 141 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 141.

142.

Based on Phillips’s breaches of the implied covenant of good faith and fair dealing, Plaintiffs are entitled to rescission of the Option Agreement, cancellation of the Purchase Agreement, an order invalidating the units issued to Weston in connection with the Purchase Agreement, and monetary damages in an amount to be determined at trial.

ANSWER: Paragraph 142 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, the Yorktown Defendants deny the allegations in Paragraph 142.

COUNT VII

AIDING AND ABETTING BREACHES OF FIDUCIARY DUTY

(Against Yorktown Partners, Yorktown Energy VI, Yorktown Energy VII,

Yorktown Energy VIII, Yorktown Energy IX, Yorktown Energy XI,

Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence)

143.	Plaintiffs repeat and re-allege the allegations in the preceding paragraphs as if fully set forth herein.

ANSWER: The Yorktown Defendants incorporate by reference their answers to the preceding paragraphs as if set forth fully herein.

144.	Yorktown, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence each individually and collectively aided and abetted Phillips’s breaches of fiduciary duty.

ANSWER: Denied.

145.

Yorktown, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence were fully aware of the fiduciary duties Phillips owed to Plaintiffs in his capacity as a director of Rhino GP and officer of Royal, and actively participated in his breaches of fiduciary duty.

ANSWER: Denied.

146.

Yorktown, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence knowingly aided and abetted Phillips’s wrongdoing and rendered substantial assistance to him, including through rendering direct financial assistance to him and issuing equity to him.

ANSWER: Denied. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts

Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

147.

As a result of this misconduct, Plaintiffs were substantially harmed and are entitled to rescission of the Option Agreement, cancellation of the Purchase Agreement, an order invalidating the units issued to Weston in connection with the Purchase Agreement, and monetary damages in an amount to be determined at trial.

ANSWER: Denied.

COUNT VIII

TORTIOUS INTERFERENCE WITH CONTRACT

(Against Yorktown Partners, Yorktown Energy VI, Yorktown Energy VII,

Yorktown Energy VIII, Yorktown Energy IX, Yorktown Energy XI,

Holdings, Weston, Bryan H. Lawrence, And Bryan R. Lawrence)

148.	Plaintiffs repeat and re-allege the allegations in the preceding paragraphs as if fully set forth herein.

ANSWER: The Yorktown Defendants incorporate by reference their answers to the preceding paragraphs as if set forth fully herein.

149.	The Partnership Agreement and the Rhino GP LLC Agreement are valid and enforceable contracts.

ANSWER: Paragraph 149 of the Complaint states legal conclusions to which no response is required.

150.	Yorktown, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence were all aware of the Partnership Agreement and the Rhino GP LLC Agreement.

ANSWER: Admitted.

151.

Yorktown, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence were fully aware of the contractual duties Phillips owed to Rhino GP and Rhino LP in his capacity as a director of Rhino GP, and actively participated in his breaches of contract.

ANSWER: Denied.

152.

Yorktown, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence knowingly participated in Phillips’s breaches of contract, including through rendering direct financial assistance to him and issuing equity to him.

ANSWER: Denied.

153.

As a result of Yorktown, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence’s tortious interference, Plaintiffs were substantially harmed and are entitled to rescission of the Option Agreement, cancellation of the Purchase Agreement, an order invalidating the units issued to Weston in connection with the Purchase Agreement, and monetary damages in an amount to be determined at trial.

ANSWER: Denied.

COUNT IX

COMMERCIAL BRIBERY

(Against Yorktown Partners, Yorktown Energy XI,

Holdings, Weston, Bryan H. Lawrence,

And Bryan R. Lawrence)

154.	Plaintiffs repeat and re-allege the allegations in the preceding paragraphs as if fully set forth herein.

ANSWER: The Yorktown Defendants incorporate by reference their answers to the preceding paragraphs as if set forth fully herein.

155.	Phillips was an agent and fiduciary of Plaintiffs while purporting to negotiate the Equity Exchange Agreement and the December 2016 Transactions on Plaintiffs’ behalf.

ANSWER: Paragraph 155 of the Complaint states legal conclusions to which no response is required.

156.

Defendants Yorktown Partners, Yorktown Energy XI, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence each knew that Phillips was a fiduciary of Plaintiffs while Phillips was purporting to negotiate the Equity Exchange Agreement and the December 2016 Transactions on Plaintiffs’ behalf.

ANSWER: Denied, except admitted that the Yorktown Defendants knew that Phillips was an officer and/or director of Rhino and Royal.

157.

Defendants Yorktown Partners, Yorktown Energy XI, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence each conferred, offered, and agreed to confer a number of benefits on Phillips, without the knowledge or consent of Plaintiffs.

ANSWER: Denied. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

158.

The benefits that these defendants each conferred, offered, and agreed to confer on Phillips—without the consent of Plaintiffs, and while Phillips was purporting to negotiate the Equity Exchange Agreement and the December 2016 Transactions on Plaintiffs’ behalf—included employment, monthly salary payments, and grants of management equity interests in Holdings and Weston, as detailed in the preceding paragraphs.

ANSWER: Denied. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

159.

These defendants each conferred, offered, and agreed to confer such benefits on Phillips with the intent to influence Phillips’s conduct in relation to Plaintiffs’ affairs, specifically in relation to the negotiation of the Equity Exchange Agreement and the December 2016 Transactions.

ANSWER: Denied.

160.

The aforementioned actions of Defendants Yorktown Partners, Yorktown Energy IX, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence took place in the State of New York and constitute commercial bribery under New York law.

ANSWER: Denied.

161.

As a result of the commercial bribery of Phillips by Defendants Yorktown Partners, Yorktown Energy IX, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence, Plaintiffs were substantially harmed and are entitled to rescission of the Option Agreement, cancellation of the Purchase Agreement, an order invalidating the units issued to Weston in connection with the Purchase Agreement, and monetary damages in an amount to be determined at trial.

ANSWER: Denied.

COUNT X

COMMERCIAL BRIBE RECEIVING

(Against Phillips)

162.	Plaintiffs repeat and re-allege the allegations in the preceding paragraphs as if fully set forth herein.

ANSWER: The Yorktown Defendants incorporate by reference their answers to the preceding paragraphs as if set forth fully herein.

163.

Phillips was an agent and fiduciary of Plaintiffs while purporting to negotiate the Equity Exchange Agreement and the December 2016 Transactions on Plaintiffs’ behalf. Without the knowledge or consent of Plaintiffs, Phillips solicited, accepted, and agreed to accept benefits from Defendants Yorktown Partners, Yorktown Energy IX, Holdings, Weston, Bryan H. Lawrence, and Bryan R. Lawrence.

ANSWER: The allegations of Paragraph 163 of the Complaint are not directed against the Yorktown Defendants, and, therefore, no response is required. In addition, the allegations contained in the first sentence of Paragraph 163 of the Complaint state legal conclusions to which no response is required. To the extent a response is required, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

164.

The benefits that Phillips solicited, accepted, and agreed to accept from the aforementioned defendants included employment, monthly “salary” payments, and grants of equity and management interests in Weston and Holdings, as detailed in the preceding paragraphs.

ANSWER: The allegations of Paragraph 164 of the Complaint are not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

165.

Phillips solicited, accepted, and agreed to accept these benefits upon the agreement and understanding that such benefits would influence his conduct in relation to Plaintiffs’ affairs, specifically in relation to the negotiation of the December 2016 Transactions.

ANSWER: The allegations of Paragraph 165 of the Complaint are not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

166.	Phillips solicited, accepted, and agreed to accept these benefits in the State of New York, and his actions in doing so constitute receiving commercial bribes under New York law.

ANSWER: The allegations of Paragraph 166 of the Complaint are not directed against the Yorktown Defendants, and, therefore, no response is required. To the extent a response is required, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements; and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

167.

As a result of the receipt of commercial bribes by Phillips, Plaintiffs were substantially harmed and are entitled to rescission of the Option Agreement, cancellation of the Purchase Agreement, an order invalidating the units issued to Weston in connection with the Purchase Agreement, and monetary damages in an amount to be determined at trial.

ANSWER: Paragraph 167 of the Complaint contains allegations not directed against the Yorktown Defendants, and, therefore, no response is required. By way of further answer, Plaintiffs’ assertions are materially flawed and inaccurate. Contrary to Plaintiffs’ allegations: (i) Rhino was well aware of the Disclosed Arrangements prior to the execution of the Option Agreement and the Purchase Agreement; (ii) Yorktown, through its counsel, affirmatively sought to confirm with Rhino’s general counsel that the Board and Conflicts Committee of Rhino were fully aware of the Disclosed Arrangements; (iii) Rhino’s general counsel confirmed to Yorktown’s counsel that the Board and the Conflicts Committee had in fact discussed and acknowledged the Disclosed Arrangements;

and (iv) Rhino’s general counsel shared with Yorktown’s counsel the Rhino Minutes, which further confirmed to Yorktown that the Disclosed Arrangements had been discussed, considered and acknowledged by the Conflicts Committee and the Board; (v) certified copies of the Rhino Minutes were attached as part of the Rhino Certificate delivered to Yorktown as a required closing deliverable in connection with the December 2016 Transactions; and (vi) Yorktown proceeded with the closing of the December 2016 Transactions relying on the accuracy and completeness of the Rhino Certificate and the Rhino Minutes. See Exhibits A and B.

AFFIRMATIVE DEFENSES

The Yorktown Defendants set forth the following affirmative defenses to the Complaint. The Yorktown Defendants may have additional, but currently unidentified, defenses available. The Yorktown Defendants reserve the right to assert additional affirmative defenses that are revealed by further investigation and discovery.

FIRST AFFIRMATIVE DEFENSE

The Complaint fails to state a claim, in whole or in part, upon which relief can be granted.

SECOND AFFIRMATIVE DEFENSE

The Plaintiffs have failed to state a claim that the Yorktown Defendants breached the Option Agreement.

THIRD AFFIRMATIVE DEFENSE

The Plaintiffs have failed to state a claim that they suffered any damages from the Yorktown Defendants’ alleged breach of the Option Agreement.

FOURTH AFFIRMATIVE DEFENSE

The Plaintiffs have failed to state a claim that the Yorktown Defendants aided and abetted any purported breaches of fiduciary duty.

FIFTH AFFIRMATIVE DEFENSE

The Plaintiffs’ claims are barred, in whole or in part, by the doctrine of unclean hands.

SIXTH AFFIRMATIVE DEFENSE

The Plaintiffs’ claim of commercial bribery should be barred, in whole or in part, because commercial bribery is not a civil offense under New York law.

SEVENTH AFFIRMATIVE DEFENSE

The Plaintiffs’ claims and causes of action were discharged and released, and Plaintiffs were enjoined from bringing such claims and causes of action, pursuant to the Armstrong Plan and order confirming same.

WHEREFORE, the Yorktown Defendants respectfully request that the Court enter judgement as follows:

A. Entering judgement in favor of the Yorktown Defendants;

B. Dismissing the Complaint with respect to the claims against the Yorktown Defendants with prejudice;

C. Awarding the Yorktown Defendants’ reasonable attorneys’ fees and costs; and

D. Granting such other and further relief as this Court deems necessary and appropriate.

OF COUNSEL:	/s/ Srinivas M. Raju
Timothy R. McCormick Phillip G. Oldham Thompson & Knight LLP One Arts Plaza 1722 Routh Street, Suite 1500 Dallas, TX 75201 (214) 969-1700

Srinivas M. Raju (#3313)

Kevin M. Gallagher (#5337)

John M. O’Toole (#6448)

Megan E. O’Connor (#6569)

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Defendants Yorktown

Partners LLC, Yorktown Energy

Partners VI, L.P., Yorktown Energy

Partners VII, L.P., Yorktown Energy

Partners VIII, L.P., Yorktown Energy

Partners IX, L.P., Yorktown Energy

Partners XI, L.P., Rhino Resource

Partners Holdings LLC, and Weston Energy LLC

Dated: May 23, 2019

CERTIFICATE OF SERVICE

I hereby certify that on May 31, 2019, true and correct copies of the foregoing were caused to be served on counsel of record as indicated in the manner below:

BY FILE & SERVE XPRESS

Rolin P. Bissell (#4478)

James M. Yoch, Jr. (#5251)

Paul J. Loughman (#5508)

Young Conaway Stargatt & Taylor, LLP

1000 North King Street

Wilmington, Delaware 19801

Melissa N. Donimerski (#4701)

Heyman Enerio Gattuso & Hirzel LLP

300 Delaware Avenue, Suite 200

Wilmington, Delaware 19801

/s/ Megan E. O’Connor
Megan E. O’Connor (#6569)

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

RHINO RESOURCE PARTNERS LP,	)
RHINO GP LLC and ROYAL	)
ENERGY RESOURCES, INC.,	)
)
Plaintiffs,	)
)
v.	)
)
YORKTOWN PARTNERS LLC,	)
YORKTOWN ENERGY PARTNERS	)	C. A. No. 2019-0334-JRS
VI, L.P., YORKTOWN ENERGY	)
PARTNERS VII, L.P., YORKTOWN	)	PUBLIC VERSION
ENERGY PARTNERS VIII, L.P.,	)	Filed: May 31, 2019
YORKTOWN ENERGY PARTNERS	)
IX, L.P., YORKTOWN ENERGY	)
PARTNERS XI, L.P., RHINO	)
RESOURCE PARTNERS	)
HOLDINGS LLC, WESTON	)
ENERGY LLC, RONALD PHILLIPS,	)
BRYAN H. LAWRENCE, and	)
BRYAN R. LAWRENCE,	)
)
Defendants.	)

EXHIBITS A AND B TO THE YORKTOWN DEFENDANTS’

ANSWER TO THE VERIFIED COMPLAINT

OF COUNSEL: Timothy R. McCormick Phillip G. Oldham Thompson & Knight LLP One Arts Plaza 1722 Routh Street, Suite 1500 Dallas, TX 75201 (214) 969-1700	Srinivas M. Raju (#3313)
Kevin M. Gallagher (#5337)
John M. O’Toole (#6448)
Megan E. O’Connor (#6569)
Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

Attorneys for Defendants Yorktown
Partners LLC, Yorktown Energy
Partners VI, L.P., Yorktown Energy
Partners VII, L.P., Yorktown Energy
Partners VIII, L.P., Yorktown Energy
Partners IX, L.P., Yorktown Energy
Partners XI, L.P., Rhino Resource
Partners Holdings LLC, and Weston
Energy LLC

Dated: May 23, 2019

EXHIBIT A

Raju, Srinivas M.

From:	Whitney Kegley <wkegley@rhinolp.com>
Sent:	Friday, December 30, 2016 1:09 PM
To:	Betts, Jesse E.
Cc:	Cowdrey, Ann Marie; Griffith, Mitchell; Scott Morris
Subject:	RE: Secretary’s Certificate
Attachments:	Scan_0083.pdf

I’ve amended the attached to reflect the board’s discussion of the nature of the conflicts. Please let me know if this is sufficient detail for your comfort. Thanks.

Whitney Kegley

Vice President, Secretary, and General Counsel

424 Lewis Hargett Circle, Suite 250

Lexington, Kentucky 40503

phone: 859.519.3607

From: Betts, Jesse E. [mailto:Jesse.Betts@tklaw.com]

Sent: Friday, December 30, 2016 12:59 PM

To: Whitney Kegley

Cc: Cowdrey, Ann Marie; Griffith, Mitchell

Subject: RE: Secretary’s Certificate

Thanks.

Jesse

From: Whitney Kegley [mailto:wkegley@rhinolp.com]

Sent: Friday, December 30, 2016 11:58 AM

To: Betts, Jesse E.

Cc: Cowdrey, Ann Marie; Griffith, Mitchell

Subject: RE: Secretary’s Certificate

The conflicts were discussed. I will reflect in the minutes.

Whitney Kegley

Vice President, Secretary, and General Counsel

424 Lewis Hargett Circle, Suite 250

Lexington, Kentucky 40503

phone: 859.519.3607

1

From: Betts, Jesse E. [mailto:Jesse.Betts@tklaw.com]

Sent: Friday, December 30, 2016 12:51 PM

To: Whitney Kegley

Cc: Cowdrey, Ann Marie; Griffith, Mitchell

Subject: RE: Secretary’s Certificate

Whitney,

The minutes of the Rhino GP board authorizing the transactions provides that the conflicts committee approved the transactions, but does not recite Ron’s conflicts or that such conflicts were presented to the conflicts committee. Could you confirm that Ron presented his conflicts to the committee and reflect same in the minutes?

Sincerely,

Jesse

Jesse E. Betts | Thompson & Knight LLP

Partner

One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas 75201

(214) 969-1198 (direct) | (214) 999-9240 (fax) | (214) 934-6911 (mobile) | jesse.betts@tklaw.com | vCard | www.tklaw.com

This message may be confidential and attorney-client privileged. If received in error, please do not read. Instead, reply to me that you have received it in error and delete the message. As required by United States Treasury Regulations, this communication is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding penalties that may be imposed under United States federal tax laws.

From: Whitney Kegley [mailto:wkegley@rhinolp.com]

Sent: Friday, December 30, 2016 11:35 AM

To: Griffith, Mitchell; Betts, Jesse E.

Subject: Secretary’s Certificate

I’ve been through this about 20 times, but please let me know if there’s anything missing. Thanks so much.

Whitney Kegley

Vice President, Secretary, and General Counsel

424 Lewis Hargett Circle, Suite 250

Lexington, Kentucky 40503

phone: 859.519.3607

2

Rhino GP LLC

Board Meeting Minutes

December 20, 2016

3:00 p.m.

Attendees: Bill Tuorto, Ron Phillips, Michael Thompson, Joseph Funk, David Hanig, Brian Hughs, Rick Boone, Scott Morris, Whitney Kegley, and Doug Holsted

The meeting was convened by Bill Tuorto.

Rick Boone introduced the Preferred Unit Purchase Agreement, Option Agreement, and Seventh Amendment to Credit Facility.

Whitney Kegley presented on the Preferred Unit Purchase Agreement and the Option Agreement.

The floor was opened to a Q&A session regarding the agreements.

The Board discussed existing and potential conflicts regarding the Preferred Unit Purchase Agreement and Option Agreement and related transactions with respect to director Ron Phillips. These existing and potential conflicts relate to the economic interest and relationship of Mr. Phillips with Yorktown and/or its affiliated companies.

Mike Thompson and David Hanig, as the sole members of the Conflicts Committee acknowledged the existing and potential conflicts involved, and voted to approve the Preferred Unit Purchase Agreement and Option Agreement, and the transactions contemplated thereby, including the related amendment to the Limited Partnership Agreement, and recommended such to the Board for full Board approval.

Rick Boone presented on the proposed extension of $4mm in notes receivable from Royal.

Scott Morris presented on the Seventh Amendment to Credit Agreement.

The Board unanimously approved the Seventh Amendment to Credit Agreement.

A motion was made to adjourn the meeting, and the motion passed.

Meeting adjourned.

EXHIBIT B

SECRETARY’S CERTIFICATE

OF

RHINO GP LLC

December 30, 2016

The undersigned, Whitney Kegley, hereby certifies that she is the duly elected and acting Secretary of Rhino GP LLC (“GP”), the general partner of Rhino Resource Partners LP (the “Partnership”), and that, in such capacity, she is duly authorized to execute and deliver this Secretary’s Certificate on behalf of the Partnership pursuant to Section 2.2(b)(vi) of that certain Series A Preferred Unit Purchase Agreement of even date herewith (the “Agreement”), made among the Partnership and the purchasers party thereto. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement. The undersigned hereby further certifies, on behalf of the GP and the Partnership, and not in any personal capacity, that:

1. Attached hereto as Exhibit A is a true and complete copy of the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware.

2. Attached hereto as Exhibit B is a true and complete copy of the Partnership Agreement as in full force and effect on the date hereof.

3. Attached hereto as Exhibit C is a true and complete copy of all resolutions approving and authorizing the execution, delivery and performance by the GP and the Partnership of the Agreement, the Fourth A&R LPA, any other certificates, documents or instruments contemplated thereby and the consummation of the transactions contemplated thereby, including without limitation the issuance of the Purchased Units and the Conversion Units. The resolutions contained herein have not been altered, amended or rescinded and remain in full force and effect as of the date hereof.

4. Attached hereto as Exhibit D is a true and complete copy of the official register of the Series A Preferred Units of the Partnership immediately following the Closing of the Agreement.

5. The officer listed below is, at the date hereof, a duly elected, qualified and incumbent officer of the GP, is authorized to execute the Agreement and any other certificates, documents or instruments contemplated thereby, and the signature of such individual set forth below is his true and genuine signature:

Name	Officer	Signature
Richard A. Boone	President	/s/ Richard A. Boone

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate on behalf of the GP and the Partnership, and not in any personal capacity, as of the date first above written.

RHINO RESOURCE PARTNERS LP, by RHINO GP LLC, as general partner

By:	/s/ Whitney Kegley
Name: Whitney Kegley
Title: Secretary

EXHIBIT C

RESOLUTIONS

See attached.

Rhino GP LLC

Board Meeting Minutes

December 20, 2016

3:00 p.m.

Attendees: Bill Tuorto, Ron Phillips, Michael Thompson, Joseph Funk, David Hanig, Brian Hughs, Rick Boone, Scott Morris, Whitney Kegley, and Doug Holsted

The meeting was convened by Bill Tuorto.

Rick Boone introduced the Preferred Unit Purchase Agreement, Option Agreement, and Seventh Amendment to Credit Facility.

Whitney Kegley presented on the Preferred Unit Purchase Agreement and the Option Agreement.

The floor was opened to a Q&A session regarding the agreements.

The Board discussed existing and potential conflicts regarding the Preferred Unit Purchase Agreement and Option Agreement and related transactions with respect to director Ron Phillips. These existing and potential conflicts relate to the economic interest and relationship of Mr. Phillips with Yorktown and/or its affiliated companies.

Mike Thompson and David Hanig, as the sole members of the Conflicts Committee acknowledged the existing and potential conflicts involved, and voted to approve the Preferred Unit Purchase Agreement and Option Agreement, and the transactions contemplated thereby, including the related amendment to the Limited Partnership Agreement, and recommended such to the Board for full Board approval.

Rick Boone presented on the proposed extension of $4mm in notes receivable from Royal.

Scott Morris presented on the Seventh Amendment to Credit Agreement.

The Board unanimously approved the Seventh Amendment to Credit Agreement.

A motion was made to adjourn the meeting, and the motion passed.

Meeting adjourned.

UNANIMOUS WRITTEN ACTION

OF THE BOARD OF DIRECTORS

OF

RHINO GP LLC

December 29, 2016

The undersigned, being all of the members of the Board of Directors (the “Board”) of Rhino GP LLC, a Delaware limited liability company (the “General Partner’’), the general partner of Rhino Resource Partners LP (the “Partnership”), hereby waive the calling or holding of a meeting, consent to the following actions, and direct that these resolutions be filed with the minutes of proceedings of the Board.

WHEREAS, the Board has been informed that management recommends that the General Partner enter into the Option Agreement, Series A Preferred Unit Purchase Agreement, Seventh Amendment to Credit Agreement, and Fourth Amended and Restated Limited Partnership Agreement, all of which are attached hereto (the “Agreements”);

WHEREAS, the Board has considered and analyzed the Agreements, and has had the opportunity to discuss and engage in a question and answer session regarding the Agreements during a telephonic Board meeting held on December 20, 2016;

NOW, THEREFORE, BE IT RESOLVED, that the Board deems the Agreements in the best interests of the Partnership and the General Partner and approves the Agreements and authorizes the execution, delivery and performance by the Partnership and the General Partner of the Agreements, any other certificates, documents or instruments contemplated thereby, and the consummation of the transactions contemplated thereby, subject to the satisfaction of any applicable closing conditions; and

FURTHER RESOLVED, that each of the Executive Chairman, President, Chief Executive Officer, Chief Financial Officer, and Vice President, Secretary, and General Counsel of the General Partner (each an “Authorized Person”), acting for and on behalf of the Partnership hereby is authorized and empowered to do and perform all such acts and things and to enter into, execute, deliver and perform all such certificates, agreements, acknowledgements, instruments, contracts, statements and other documents, including any and all amendments thereto, as may, in the judgment of the Authorized Person taking such action, be deemed advisable, appropriate or necessary to carry out the purposes and intent of the foregoing resolutions, the taking of such action being conclusive evidence of such determination and authority; and

FURTHER RESOLVED, that all acts and deeds previously performed by any Authorized Person that are within the authority conferred by the foregoing resolutions are hereby approved, confirmed and ratified in all respects as the authorized acts and deeds of the Partnership.

The undersigned, being the all of the members of the Board of Directors of Rhino GP LLC, have executed this Unanimous Written Action by Board of Directors effective as of the date first above written.

/s/ William Tuorto
William Tuorto

/s/ Ronald Philips
Ronald Philips

/s/ Richard Boone
Richard Boone

/s/ Douglas Holsted
Douglas Holsted

/s/ Brian Hughs
Brian Hughs

/s/ Michael Thompson
Michael Thompson

/s/ David Hanig
David Hanig

/s/ Joseph Funk
Joseph Funk 12/29/16